Exhibit 21.1

LIST OF SUBSIDIARIES

Name	State or Other Jurisdiction of Incorporation
Celgene Inc.	Canada
Abraxis Bioscience Australia Pty Ltd.	Australia
Abraxis BioScience International Holding Company, Inc.	Delaware
Abraxis BioScience Puerto Rico, LLC	Puerto Rico
Abraxis BioScience Service (Beijing) Co. Ltd. Beijing, P.R.C.	People’s Republic of China
Abraxis BioScience, LLC	Delaware
Anthrogenesis Corporation	New Jersey
Cabrellis Pharmaceuticals Corp.	Delaware
Celgene Alpine Investment. Co., LLC	Delaware
Celgene Alpine Investment. Co. II, LLC	Delaware
Celgene Ab	Finland
Celgene AB	Sweden
Celgene ApS	Denmark
Celgene AS	Norway
Celgene BV	Netherlands
Celgene BVBA	Belgium
Celgene Chemicals Sarl	Switzerland
Celgene Co.	South Korea
Celgene Edinburgh Finance	Scotland
Celgene Europe, Limited	United Kingdom
Celgene European Investment Co. LLC	Delaware
Celgene Financing Company, LLC	Delaware
Celgene GmbH	Austria
Celgene GmbH	Germany
Celgene GmbH	Switzerland
Celgene Holdings East Corp.	New Jersey
Celgene Holdings Sarl	Switzerland
Celgene Holdings II Sarl	Switzerland
Celgene International Holdings Corporation	Delaware
Celgene International SARL	Switzerland
Celgene International, Inc.	Delaware
Celgene Kft	Hungary
Celgene KK	Japan
Celgene Limited	Hong Kong
Celgene Limited	Ireland
Celgene Limited	Taiwan
Celgene Limited	United Kingdom
Celgene llac Pazarlama ve Tic.Ltd. Sti.	Turkey
Celgene Logistics Sarl	Switzerland

Celgene Luxembourg Finance Company SARL	Luxembourg
Celgene Luxembourg SARL	Luxembourg
Celgene Management Sarl	Switzerland
Celgene Netherlands BV	Netherlands
Celgene Netherlands II BV	Netherlands
Celgene Netherlands Investment, B.V.	Netherlands
Celgene NJ Investment Co.	New Jersey
Celgene Pharmaceuticals Information Consulting Co., Ltd (Shanghai)	China
Celgene PTE Ltd	Singapore
Celgene Limited	New Zealand
Celgene Pty Limited	Australia
Celgene Puerto Rico Distribution LLC	Puerto Rico
Celgene R&D Sarl	Switzerland
Celgene Research and Development, LLC	Delaware
Celgene Research and Investment Company LLC	Delaware
Celgene Research, SL	Spain
Celgene Sdn. Bhd.	Malaysia
Celgene S.L.	Spain
Celgene Sarl	France
Celgene Services Sarl	Switzerland
Celgene Sociedade Unipessoal Lda	Portugal
Celgene sp. zoo	Poland
Celgene Srl	Italy
Celgene sro	Czech Republic
Celgene sro	Slovakia
Celgene Summit Investment Co	New Jersey
Celgene Switzerland Holdings Sarl	Switzerland
Celgene Switzerland Investment Sarl	Switzerland
Celgene Switzerland SA	Switzerland
Celgene UK Distribution Limited	United Kingdom
Celgene UK Holdings, Limited	United Kingdom
Celgene UK Manufacturing II, Limited	United Kingdom
Celgene UK Manufacturing III, Limited	United Kingdom
Celgene UK Manufacturing, Limited	United Kingdom
Celgro Corporation	Delaware
Cenomed BioSciences, LLC	Delaware
CHT I LLC	Delaware
CHT II LLC	Delaware
CHT III LLC	Delaware
CHT IV LLC	Delaware
Global Strategic Partners, LLC	Delaware
Gloucester Pharmaceuticals, LLC	Delaware
Morris Avenue Investment II, LLC	New Jersey
Morris Avenue Investment LLC	New Jersey
Celgene Ltd	Thailand
Pharmion LLC	Delaware

Resuscitation Technologies, LLC	Delaware
Seamair Insurance Limited	Ireland
Signal Pharmaceuticals, LLC	California
VivoRx Autoimmune, Inc.	California
Celgene Brasil Biofarmacêutica Ltda.	Brazil
Abraxis BioScience Limited	Hong Kong
AHI Investment, LLC	Delaware
Abraxis BioScience, Inc.	Delaware
Celgene Logistics II Sarl	Switzerland
Gloucester International, LLC	Delaware
Celgene Avilomics Research, Inc.	Delaware
Deuteria Pharmaceuticals, Inc.	Delaware
Celgene, S. de R.l. de C.V.	Mexico
Celgene Research Investment Company II, LLC	Delaware
Celgene International II Sarl	Switzerland
Celgene RIVOT Ltd.	Bermuda
Celgene Alpine Investment Co. III, LLC	Delaware
Celgene Brasil Productos Farmaceuticos Ltda.	Brazil
Celgene Sàrl AU	Morocco